UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2009

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20740	33-0277592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 585-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Interim Chief Financial Officer

On March 13, 2009, the Company’s Board of Directors appointed Russell Clark, the Company’s Sr. Vice President and Principal Accounting Officer as acting Chief Financial Officer and acting principal financial officer effective March 13, 2009 pending the Company’s ongoing formal executive search for a permanent CFO replacement. Mr. Clark replaces Thomas Kelly, the Company’s former Chief Executive Officer, President and Chief Financial Officer, who as previously announced resigned his position effective January 19, 2009. Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Clark, or members of his immediately family, had or will have a direct or indirect material interest. Mr. Clark will not receive any increased compensation for performing the duties of acting Chief Financial Officer and acting principal financial officer.

Biographical and other information concerning Mr. Clark is set forth in the Company’s Form 8-K filed with the SEC on May 20, 2008, which descriptions are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION
(Registrant)

Date: March 18, 2009	By:	/s/ John D. Ireland
John D. Ireland Sr. Vice President; General Counsel